SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                              FORM S-8

                     REGISTRATION STATEMENT UNDER
                      THE SECURITIES ACT OF 1933

                         CASH SYSTEMS, INC.
                         ------------------
          (Exact Name of Registrant as Specified in its Charter)


            DELAWARE                              87-0398535
            --------                              ----------
  (State or Other Jurisdiction                (IRS Employer ID No.)
  of incorporation or organization)

                   3201 West County Road 42, Suite 106
                       Burnsville, Minnesota  55306
                      ------------------------------
               (Address of Principal Executive Offices)

                           (952) 895-8399
                           --------------
           (Issuer's Telephone Number, including Area Code)

                       2001 Stock Option Plan
                       ----------------------
                      (Full Title of the Plan)

                            Craig Potts
                   3201 West County Road 42, Suite 106
                       Burnsville, Minnesota  55306
                    ------------------------------
                (Name and Address of Agent for Service)

                            (952) 895-8399
                            --------------
      (Telephone Number, Including Area Code, of Agent for Service)


IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR
INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX:    [ ]

                      CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------

Title of Each                     Proposed     Proposed
Class of                          Maximum      Maximum           Amount of
Securities to    Amount to        Price per    Aggregate         Registration
be Registered    be Registered    Unit/Share   Offering Price    Fee *
-----------------------------------------------------------------------------
$0.001 par
value common     1,000,000        $2.925       $2,925,000        $236.63
voting stock     shares
-----------------------------------------------------------------------------

     * Calculated according to Rule 457(h) and (c) of the Securities and Exchange Commission, based upon the average of the bid and asked prices of our common stock on the OTC Bulletin Board on May 20, 2003, to be issued under the Plan.

                          PART I

Item 1.  Plan Information.
--------------------------

     Plan.
     -----

         A copy of our ("Cash Systems, Inc.," or the "Company,"
"we," "our" and "us" or words of similar import) 2001 Stock Option Plan (the "Plan") is attached hereto and incorporated herein by reference.

Item 2.  Registrant Information and Employee Plans Annual Information.
----------------------------------------------------------------------

     Available Information.
     ----------------------

         Copies of our Plan, our 10-KSB Annual Report for the year ended December 31, 2002, all of our 10-QSB Quarterly Reports and any Current Reports that we have filed with the Securities and Exchange Commission (the "Commission") during the past 12 months will be provided to the Plan's participants.

         We also undertake to furnish, without charge, to such participants or persons purchasing any of our securities registered hereby, copies of all of such documentation. Requests should be directed to Craig Potts, our President, at the address and telephone number appearing on the cover page of this Registration Statement.

         Additional information regarding us may be reviewed at the Commission's web site www.sec.gov, in the Edgar Archives.

                               PART II

            Information Required in the Registration Statement
            --------------------------------------------------

Item 3.  Incorporation of Documents by Reference.
-------------------------------------------------

          The following documents are incorporated by reference into this Registration Statement and made a part hereof, to wit:

          (a) Our 10-KSB Annual Report for the calendar year ended December 31, 2002, filed with the Commission on or about April 15, 2003;

          (b) All of our other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") for the past twelve months;

          (c)  Not applicable.

          All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and made a part hereof from the date of the filing of such documents.

Item 4.  Description of Securities.
-----------------------------------

          We are authorized to issue one class of securities, being comprised of $0.001 par value common voting stock.

          The holders of our $0.001 par value common stock of have traditional rights as to voting, dividends and liquidation. All shares of common stock are entitled to one vote on all matters; there are no pre-emptive rights and cumulative voting is not allowed. Our common stock is not subject to redemption and carries no subscription or conversion rights. In the event of our liquidation, the holders of our common stock are entitled to share equally in corporate assets after satisfaction of all liabilities.

Item 5.  Interest of Named Experts and Counsel.
-----------------------------------------------

          Leonard W. Burningham, Esq., who has prepared this Registration Statement, the Plan and an Opinion regarding the authorization, issuance and fully-paid and non-assessable status of our securities covered by this Registration Statement, presently owns 30,822 shares of our common stock and is not deemed to be an affiliate of ours or a person associated with an affiliate of ours. He is also entitled to participate in the Plan.

Item 6.  Indemnification of Directors and Executive Officers.
-------------------------------------------------------------

          Under the Delaware General Corporation Law, a corporation has the power to indemnify any person who is made a party to any civil, criminal, administrative or investigative proceeding, other than an action by or in the right of the corporation, by reason of the fact that such person was a director, officer, employee or agent of the corporation, against expenses, including reasonable attorneys' fees, judgments, fines and amounts paid in settlement of any such actions; provided, however, in any criminal proceeding, the indemnified person shall have had no reason to believe the conduct committed was unlawful.

Item 7.  Exemption from Registration Claimed.
---------------------------------------------

          None.

Item 8.  Exhibits.
------------------
Exhibit
Number
------

  5.1     Opinion regarding Legality

  5.2     S-8 Memorandum for Plan Participants

 23.1     Consent of Leonard W. Burningham, Esq.
 23.2     Consent of Virchow, Krause & Company, LLP
          Certified Public Accountants

 99.1     2001 Stock Option Plan

Item 9.  Undertakings.
----------------------

          The undersigned Registrant hereby undertakes:

          (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                    (iii) To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, only to the extent required by the general rules and regulations of the Commission.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) That for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to
               Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (h) Insofar as indemnification for liabilities arising under the Securities Act, as amended, may be permitted to directors, executive officers and controlling persons of the Registrant as outlined above or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, executive officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, executive officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                               SIGNATURES

          Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the date or dates appearing opposite the respective signatures hereto.

                                             REGISTRANT:

Date: 5-20-03                               By /s/ Craig Potts
      --------                                --------------------------
                                              Craig Potts
                                              President and Director


          Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons (who constitute all of the members of the Board of Directors of the Registrant) in the capacities and on the date indicated.


Date: 5-20-03                                 /s/ Craig Potts
      --------                               --------------------------
                                             Craig Potts
                                             CEO, President and
                                             Director

Date: 5-20-03                                 /s/ Christopher Larson
      --------                               --------------------------
                                             Christopher Larson
                                             CFO and Director

           Securities and Exchange Commission File No. 0-18317

                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                              EXHIBITS

                                 TO
                               FORM S-8
                       REGISTRATION STATEMENT UNDER
                        THE SECURITIES ACT OF 1933

                           CASH SYSTEMS, INC.

                               EXHIBIT INDEX


Exhibit
Number
-------

  5.1     Opinion regarding Legality

  5.2     S-8 Memorandum for Plan Participants

 23.1     Consent of Leonard W. Burningham, Esq.

 23.2     Consent of Virchow, Krause & Company, LLP
          Certified Public Accountants

 99.1     2001 Stock Option Plan